Exhibit 4.4

CITIZENS FINANCIAL GROUP, INC.

Issuer

and

THE BANK OF NEW YORK MELLON

Trustee

FOURTEENTH SUPPLEMENTAL INDENTURE

Dated as of February 11, 2021

to

SUBORDINATED INDENTURE

Dated as of September 28, 2012

$60,547,000 Principal Amount 4.350% Fixed Rate Reset Subordinated Notes due 2031

i

CROSS-REFERENCE TABLE

Reconciliation and tie showing the location in the Base Indenture, dated as of September 28, 2012, of the provisions inserted pursuant to Sections 310 to 318(a), inclusive, of the Trust Indenture Act, unless otherwise indicated. This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Subordinated Indenture.

Trust Indenture Act of 1939 Section	Indenture Section
310 (a)(1)	609
(a)(2)	609
(a)(5)	609
(b)	608 and 610
312 (a)	701
313 (a)	703
(c)	703
314 (a)	1206
(c)(1)	102
(c)(2)	102
(e)	102
315 (a)	601
(b)	602
(c)	601
(d)	601
(e)	514
316 (a)(1)	512
(b)	507
(c)	802
317 (a)	503
(b)	1203
318 (a)	103	*

*	Refers to Section 103 of the Fourteenth Supplemental Indenture.

ii

FOURTEENTH SUPPLEMENTAL INDENTURE, dated as of February 11, 2021 (the “Fourteenth Supplemental Indenture”), between Citizens Financial Group, Inc., a Delaware corporation (the “Company”), and The Bank of New York Mellon, a New York banking corporation, as Trustee hereunder (the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, the Company has heretofore executed and delivered to The Bank of New York Mellon, as trustee, a Subordinated Indenture, dated as of September 28, 2012 (the “Base Indenture,” as the same may be amended or supplemented from time to time, including by this Fourteenth Supplemental Indenture, the “Subordinated Indenture”), providing for the issuance from time to time of the Company’s subordinated debt securities (herein and therein called the “Subordinated Debt Securities”), to be issued in one or more series as provided in the Base Indenture;

WHEREAS, Sections 201, 301 and 1101 of the Base Indenture permit the Company and the Trustee to enter into an indenture supplemental to the Base Indenture to provide for the issuance of, and establish the form and terms of, additional series of Subordinated Debt Securities;

WHEREAS, the Company has authorized the issuance of $60,547,000 in aggregate principal amount of its 4.350% Fixed Rate Reset Subordinated Notes due 2031;

WHEREAS, the Subordinated Notes will be established as a series of Subordinated Debt Securities under the Subordinated Indenture;

WHEREAS, the Company has duly authorized the execution and delivery of this Fourteenth Supplemental Indenture to establish the form and terms of the Subordinated Notes; and

WHEREAS, all things necessary have been done to make this Fourteenth Supplemental Indenture a valid agreement of the Company, in accordance with its terms;

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Subordinated Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Subordinated Notes, as follows:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 101 Relation to Base Indenture.

This Fourteenth Supplemental Indenture constitutes a part of the Base Indenture (the provisions of which, as modified by this Fourteenth Supplemental Indenture, shall apply to the Subordinated Notes) in respect of the Subordinated Notes but shall not modify, amend or otherwise affect the Base Indenture insofar as it relates to any other series of Subordinated Debt Securities or affects in any manner the terms and conditions of the Subordinated Debt Securities of any other series. For the avoidance of doubt, the First through Eleventh Supplemental Indentures to the Base Indenture and the Twelfth and Thirteenth Supplemental Indentures to the Base Indenture entered into concurrently with this Fourteenth Supplemental Indenture shall not apply to the Subordinated Notes.

Section 102 Incorporation by Reference of Trust Indenture Act.

The Subordinated Indenture is subject to the mandatory provisions of the Trust Indenture Act, which are incorporated by reference in and made a part of the Subordinated Indenture. The following Trust Indenture Act terms have the following meanings:

“Indenture Securities” shall mean the Subordinated Debt Securities.

“Indenture to Be Qualified” shall mean the Subordinated Indenture.

“Indenture Trustee or Institutional Trustee” shall mean the Trustee.

“Obligor” with reference to Indenture Securities shall mean the Company.

All other terms in the Subordinated Indenture that are defined by the Trust Indenture Act, defined by it by reference to another statute or defined by the Commission rule have the meanings assigned to them by such definitions.

Section 103 Trust Indenture Act to Control.

If any provision included in the Subordinated Indenture limits, qualifies or conflicts with another provision included in the Subordinated Indenture that is required to be included in the Subordinated Indenture by the Trust Indenture Act, such required provision shall control. If any provision of the Subordinated Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to the Subordinated Indenture as so modified or to be excluded, as the case may be.

Section 104 Definitions.

For all purposes of this Fourteenth Supplemental Indenture, the capitalized terms used herein that are defined in this Section 104 have the respective meanings assigned hereto in this Section 104, and the capitalized terms used herein that are defined in the Base Indenture and not defined in this Section 104 have the respective meanings assigned thereto in the Base Indenture. For all purposes of this Fourteenth Supplemental Indenture:

(1) the terms defined in this Article I have the meanings assigned to them in this Article I, and include the plural as well as the singular;

(2) all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with U.S. GAAP, and, except as otherwise herein expressly provided, the term “U.S. GAAP” with respect to any computation required or permitted hereunder shall mean U.S. GAAP at the date of such computation;

(4) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Fourteenth Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision; and

(5) for the avoidance of doubt, any reference to a facsimile signature shall include an image of a signature produced electronically.

“144A Global Note” means a Global Note substantially in the form of Exhibit A, bearing the Global Note Legend and the 144A Legend and deposited with or on behalf of, and registered in the name of the Depositary or its nominee, issued in a denomination equal to the Outstanding principal amount of the Subordinated Notes sold in reliance on Section 4(a)(2) of the Securities Act to QIBs.

“144A Legend” means the legend set forth in Section 205(g)(i) hereof to be placed on all Subordinated Notes issued under the Subordinated Indenture and sold in reliance on Section 4(a)(2) of the Securities Act to QIBs, except where otherwise permitted by the provisions of this Fourteenth Supplemental Indenture.

“Additional Notes” shall have the meaning set forth in Section 202(j).

“Agent’s Message” means a computer-generated message, transmitted by DTC to, and received by, the exchange agent for the Registered Exchange Offer and forming a part of a book-entry conformation, which states that DTC has received an express acknowledgment from the tendering participant that such participant has received and agrees to be bound by, and makes the representations and warranties contained in, the Letter of Transmittal and that the Company may enforce the Letter of Transmittal against such participant.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange, and, with respect to any payments on or notices in respect of any Global Note, the rules and procedures of the Depositary that apply to such payment or notice.

“Appropriate Federal Banking Agency” means the “appropriate federal banking agency” with respect to the Company as defined in Section 3(q) of the Federal Deposit Insurance Act (12 U.S.C. § 1813(q)), or any successor provision.

“Base Indenture” has the meaning set forth in the recitals of the Company of this Fourteenth Supplemental Indenture.

“Clearstream” means Clearstream Banking, Société Anonyme and its successors.

“Code” means the Internal Revenue Code of 1986 as in effect on the date hereof.

“Company” means the Person named as the “Company” in the first paragraph of this Fourteenth Supplemental Indenture until a successor corporation shall have become such pursuant to the applicable provisions of the Subordinated Indenture, and thereafter “Company” shall mean such successor corporation.

“Dealer Managers” means, with respect to the Subordinated Notes, Credit Suisse Securities (USA) LLC, Barclays Capital Inc., BofA Securities, Inc. and Citizens Capital Markets, Inc.

“Definitive Note” means a certificated Subordinated Note registered in the name of the Holder thereof and issued in accordance with Section 205 hereof, substantially in the form of Exhibit A, except that such Subordinated Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“DTC” means The Depository Trust Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Notes” means the Subordinated Notes issued in the Registered Exchange Offer pursuant to Section 205(f) or pursuant to a registered exchange offer for Subordinated Notes with a Private Placement Legend issued after the Original Issue Date.

“Exchange Offer Registration Statement” means a registration statement of the Company on an appropriate form under the Securities Act with respect to the Registered Exchange Offer, all amendments and supplements to such registration statement, including post-effective amendments thereto, in each case including the prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system, and its successors.

“FATCA” has the meaning set forth in Section 306.

“Federal Reserve” means the Board of Governors of the Federal Reserve System.

“Fourteenth Supplemental Indenture” has the meaning set forth in the first paragraph of this instrument.

“Global Note Legend” means the legend set forth in Section 205(g)(iii) hereof, which is required to be placed on all Global Notes issued under the Subordinated Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A, issued in accordance with Section 201, Section 205(b), Section 205(d) or Section 205(f) hereof.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means the $60,547,000 aggregate principal amount of 4.350% Fixed Rate Reset Subordinated Notes due 2031 of the Company issued on the Original Issue Date.

“Letter of Transmittal” means the letter of transmittal or similar documentation to be prepared by the Company and sent to all holders of the Subordinated Notes to be executed and delivered by such holders (or agreed to by such holders pursuant to an Agent’s Message) in connection with the Registered Exchange Offer.

“Original Issue Date” means February 11, 2021, the date of original issuance of the Initial Notes.

“Participant” means, with respect to the Depositary, a Person who has an account with the Depositary (and, with respect to DTC, shall include Euroclear and Clearstream).

“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

“Private Placement Legend” means the 144A Legend or Regulation S Legend, as applicable.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Redemption Price” has the meaning set forth in Section 203(b) of this Fourteenth Supplemental Indenture.

“Registered Exchange Offer” means the proposed offer of the Company to issue and deliver, or cause to be issued and delivered, to the Holders of the Subordinates Notes or the owners of beneficial interests therein that are not prohibited by any law or policy of the Commission from participating in such offer, in exchange for the Subordinated Notes initially sold in reliance on Section 4(a)(2) of the Act or on Rule 903, a like aggregate principal amount of Subordinated Notes identical in all material respects to the Subordinated Notes being exchanged (except that the transfer restrictions on the Subordinated Notes being exchanged shall be modified or eliminated, as appropriate).

“Registration Rights Agreement” means the Registration Rights Agreement relating to the Subordinated Notes, dated as of February 11, 2021, by and among the Company and the Dealer Managers.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note substantially in the form of Exhibit A, bearing the Global Note Legend and the Regulation S Legend and deposited with or on behalf of, and registered in the name of the Depositary or its nominee, issued in a denomination equal to the Outstanding principal amount of the Subordinated Notes initially sold in reliance on Rule 903.

“Regulation S Legend” means the legend set forth in Section 205(g)(ii) hereof to be placed on all Subordinated Notes issued under the Subordinated Indenture and initially sold in reliance on Rule 903, except where otherwise permitted by the provisions of this Fourteenth Supplemental Indenture.

“Regulatory Capital Treatment Event” means the good faith determination by the Company that, as a result of (i) any amendment to, or change in, the laws, rules or regulations of the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Federal Reserve and other Federal bank regulatory agencies) or any political subdivision of or in the United States that is enacted or becomes effective after the Original Issue Date, (ii) any proposed change in those laws, rules or regulations that is announced or becomes effective after the Original Issue Date, or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules or regulations or policies with respect thereto that is announced after the Original Issue Date, there is more than an insubstantial risk that the Company will not be entitled to treat the Subordinated Notes then Outstanding as “Tier 2 capital” (or its equivalent) for purposes of the capital adequacy rules of the Federal Reserve (or, as and if applicable, the capital adequacy rules or regulations of any successor Appropriate Federal Banking Agency) as then in effect and applicable, for so long as the Subordinated Notes are Outstanding, to at least the same extent as on the Original Issue Date.

“Reset Date” shall have the meaning set forth in Section 203(a).

“Restricted Definitive Note” means a Definitive Note bearing, or that is required to bear, a Private Placement Legend.

“Restricted Global Note” means a Global Note bearing, or that is required to bear, a Private Placement Legend.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and unless context requires otherwise, the rules and regulations of the Commission promulgated thereunder.

“Shelf Registration Statement” means a “shelf’ registration statement of the Company pursuant to the provisions of the Registration Rights Agreement, which covers some or all of the Subordinated Notes, on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the Commission, amendments and supplements to such registration statement, including post-effective amendments and the prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Subordinated Indenture” has the meaning set forth in the recitals of the Company of this Fourteenth Supplemental Indenture.

“Subordinated Notes” means the Initial Notes, the Exchange Notes and any other notes issued after the Issue Date in accordance with
Section 202(j).

“Trustee” means the Person named as the “Trustee” in the first paragraph hereof until a successor Person shall have become such pursuant to the applicable provisions of the Subordinated Indenture, and thereafter “Trustee” shall mean such successor Person.

“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear a Private Placement Legend.

“Unrestricted Global Note” means a Global Note, substantially in the form of Exhibit A that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing Subordinated Notes that do not bear a Private Placement Legend.

ARTICLE II

TERMS AND CONDITIONS OF THE SUBORDINATED NOTES

Section 201 Form of Subordinated Notes.

(a) General. The Subordinated Notes and the Trustee’s certificate of authentication shall be substantially in the form set forth in Exhibit A, which is incorporated in and forms a part of the Subordinated Indenture, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Subordinated Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be determined, consistent with the Subordinated Indenture, by the officers of the Company executing such Subordinated Notes, as evidenced by their execution of such Subordinated Notes.

(b) Global Notes. The Subordinated Notes shall be issued initially in the form of one or more permanent Global Notes. Global Notes shall be substantially in the form of Exhibit A, including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto. Subordinated Notes issued in definitive form shall be substantially in the form of Exhibit A, but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto. Each Global Note shall represent such of the Outstanding Subordinated Notes as shall be specified in the “Schedule of Exchanges of Interests in the Global Note” attached thereto and each shall provide that it shall represent up to the aggregate principal amount of Subordinated Notes from time to time endorsed thereon and that the aggregate principal amount of Outstanding Subordinated Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of Outstanding Subordinated Notes represented thereby shall be made by the Trustee, in accordance with instructions given by the Holder thereof as required by Section 205 hereof.

(c) Authentication. With respect to the Subordinated Notes, the first sentence of Section 303(g) of the Base Indenture shall be amended by adding the words “(or, solely in the case of a Global Note, by manual, facsimile or other electronic signature of one of its authorized officers)” immediately after the words “by manual signature of one of its authorized officers” and before the comma that follows such words.

Section 202 Title and General Terms.

Pursuant to Sections 201 and 301 of the Base Indenture, there is hereby established a series of Subordinated Debt Securities, the terms of which shall be as follows:

(a) Designation. The Subordinated Notes shall be known and designated as the “4.350% Fixed Rate Reset Subordinated Notes due 2031.”

(b) Aggregate Principal Amount. The aggregate principal amount of the Subordinated Notes that may be authenticated and delivered under this Fourteenth Supplemental Indenture is limited to $60,547,000, as increased by the amount of any Additional Notes issued pursuant to Section 202(j) of this Fourteenth Supplemental Indenture, except for Subordinated Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Subordinated Notes issued pursuant to Section 304, 305, 306, 1106 or 1307 of the Base Indenture or Article II of this Fourteenth Supplemental Indenture.

(c) Maturity, Interest and Place of Payment. The Stated Maturity of the Subordinated Notes shall be February 11, 2031, and the Subordinated Notes shall bear interest and have such other terms as are set forth in the form of Note attached as Exhibit A hereto. The Place of Payment with respect to the Subordinated Notes shall be The City of New York.

(d) No Additional Amounts. In the event that any payment on the Subordinated Notes by the Company or any Paying Agent is subject to withholding of United States Federal income tax or other tax or assessment (as a result of a change in law or otherwise), neither the Company nor any Paying Agent shall pay additional amounts to the Holders of the Subordinated Notes.

(e) No Sinking Fund or Redemption at Option of Holders. The Company shall have no obligation to redeem or purchase the Subordinated Notes pursuant to any sinking fund or analogous provision, or at the option of a Holder thereof. The Subordinated Notes shall be redeemable at the election of the Company from time to time at the times and at the prices specified in Section 203 of this Fourteenth Supplemental Indenture, and the election of the Company to redeem any Subordinated Notes shall be evidenced by either a Board Resolution or an Officer’s Certificate.

(f) Defeasance.

(i) The Subordinated Notes shall be subject to the defeasance provisions of Article XIV of the Base Indenture beginning no earlier than on the fifth anniversary of the Original Issue Date; provided that, with respect to the Subordinated Notes, Section 1402(b)(4) of the Base Indenture shall be replaced in its entirety with the following:

“(4) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that beneficial owners of the Subordinated Debt Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of the Company’s exercise of its option under this Section and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such option had not been exercised (which opinion, if the Company shall have exercised its option under Section 1402(b)(x) of the Base Indenture, shall be (A) accompanied by and based upon a ruling to that effect received from or published by the Internal Revenue Service or (B) based upon a change in law after the date of this Fourteenth Supplemental Indenture); and”

(ii) Any defeasance of the Subordinated Notes pursuant to Article XIV of the Base Indenture shall be subject to the Company obtaining the prior approval of the Appropriate Federal Banking Agency and any additional requirements that the Appropriate Federal Banking Agency may impose with respect to defeasance of the Subordinated Notes, if then required under capital rules applicable to the Company.

(g) Repurchases. The Company may from time to time repurchase the Subordinated Notes in open market purchases or negotiated transactions without prior notice to Holders or beneficial owners of Subordinated Notes. Any such repurchases of the Subordinated Notes shall be subject to the Company obtaining the prior approval of the Appropriate Federal Banking Agency and any additional requirements that the Appropriate Federal Banking Agency may impose with respect to the repurchase of the Subordinated Notes, if then required under capital rules applicable to the Company.

(h) Denominations. The Subordinated Notes shall be issuable only in fully registered form and only in a minimum denomination of $2,000 and authorized denominations of any integral multiples of $1,000 in excess thereof.

(i) Authentication and Delivery. The Subordinated Notes shall be executed, authenticated, delivered and dated in accordance with Section 303 of the Base Indenture and Section 201(c) hereof.

(j) Additional Notes. The Company may, from time to time, without the consent of the Holders of the Subordinated Notes, reopen the series constituting the Subordinated Notes and issue additional Subordinated Notes (the “Additional Notes”) having the same ranking and the same interest rate, maturity and other terms as the Subordinated Notes, except for the public offering price, the issue date and, if applicable, the initial interest payment date and initial interest accrual date. Any such Additional Notes, together with the Initial Notes and the Exchange Notes, shall constitute a single series of Subordinated Debt Securities under the Base Indenture; provided that if the Additional Notes are not fungible for U.S. federal income tax and U.S. federal securities law purposes with the Initial Notes or the Exchange Notes, as the case may be, the Additional Notes shall be issued under separate CUSIP and ISIN numbers.

(k) Events of Default and Default. The only Events of Default and the only Defaults applicable to the Subordinated Notes are as set forth in Article V of the Base Indenture.

Section 203 Redemption.

The Subordinated Notes shall not be redeemable at the Company’s option except as set forth in this Section 203:

(a) Optional Redemption. The Company may, at its option, redeem the Subordinated Notes, (i) in whole but not in part, on February 11, 2026 (the “Reset Date”); (ii) in whole or in part, at any time and from time to time on or after November 13, 2030; or (iii) in whole but not in part, at any time within 90 days following a Regulatory Capital Treatment Event. Any such redemption of the Subordinated Notes shall be subject to the Company obtaining the prior approval of the Appropriate Federal Banking Agency, if then required under capital rules applicable to the Company.

(b) Redemption Price. In the case of any redemption of the Subordinated Notes, the “Redemption Price” shall be equal to 100% of the Outstanding principal amount of the Subordinated Notes to be redeemed, plus any accrued and unpaid interest thereon to, but excluding, the Redemption Date. If the Redemption Price in respect of the Subordinated Notes is not paid on the Redemption Date, interest on the Outstanding principal amount of the Subordinated Notes will continue to accrue until the Redemption Price is actually paid or set aside for payment.

(c) Redemption Procedures. Except as modified by this Section 203, any redemption of the Subordinated Notes under this Section 203 is subject to the terms and conditions of Article XIII of the Base Indenture.

(i) Notice of any redemption shall be sent at least 10 days but no more than 60 days before the Redemption Date to (w) each Holder of Subordinated Notes to be redeemed in accordance with Section 105 of the Base Indenture, (x) to the Trustee, (y) to the Security Registrar to forward to each Holder of Subordinated Notes to be redeemed at such Holder’s registered address, or (z) otherwise in accordance with the Applicable Procedures. If less than all of the Subordinated Notes are to be redeemed, and the Subordinated Notes are Global Notes, the Subordinated Notes to be redeemed will be selected by the Depositary in accordance with the Applicable Procedures. If the Subordinated Notes to be redeemed are not Global Notes held by the Depositary, the Trustee will select the Subordinated Notes (or portions thereof) to be redeemed by lot. The Trustee shall have no duty to calculate or verify the calculation of the Redemption Price.

(ii) At least 5 Business Days or such shorter period as the Trustee and Security Registrar may agree to (and not more than 10 Business Days) prior to the date on which it intends to have the Security Registrar notify the Holders of the Subordinated Notes of the Company’s exercise of its option to redeem the Subordinated Notes, the Company will provide to the Trustee and the Security Registrar a draft notice of a potential exercise of such option with respect to the Subordinated Notes on such date. After receipt of final notice that the Company is exercising its option to redeem the Subordinated Notes, the Security Registrar will deliver notice to each Holder of Subordinated Notes in accordance with Article XIII of the Base Indenture, as modified by this Section 203.

Section 204 Reports and Other Information.

Section 1206 of the Base Indenture shall be replaced in its entirety with the following:

“So long as Subordinated Notes remain Outstanding, the Company shall file with, or make available to, the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents, and other reports that the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange or pursuant to Section 314 of the Trust Indenture Act; provided that any document publicly available on the Commission’s Electronic Data Gathering, Analysis and Retrieval system shall satisfy the requirements hereof if the Company provides the Trustee with written notice when any such document is filed with the Commission”

Section 205 Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. Except as otherwise set forth in this Section 205, a Global Note may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor thereto or a nominee of such successor thereto. A beneficial interest in a Global Note may not be exchanged for a Definitive Note unless (i) the Depositary (1) notifies the Company that it is unwilling or unable to continue as Depositary for such Global Note or (2) has ceased to be a clearing agency registered under the Exchange Act, and, in either case, a successor Depositary is not appointed by the Company within 90 days of such notice or becoming aware that the Depositary is no longer so registered, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes or (iii) upon the request of the Depositary if there shall have occurred and be continuing an Event of Default with respect to the Subordinated Notes. Upon the occurrence of any of the preceding events in clause (i), (ii) or (iii) above, Definitive Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with the Applicable Procedures). Global Notes also may be exchanged or replaced, in whole or in part, as provided in Article III of the Base Indenture. Every Subordinated Note authenticated and delivered in exchange for, or in lieu of, a Global Note, pursuant to this Section 205 or Article III of the Base Indenture, as modified by Section 201(c) hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note, except for Definitive Notes issued subsequent to any of the preceding events in clause (i), (ii) or (iii) above and pursuant to Section 205(c) hereof. A Global Note may not be exchanged for another Subordinated Note other than as provided in this Section 205(a); provided that beneficial interests in a Global Note may be transferred and exchanged as provided in Section 205(b), (c) or (f) hereof.

(b) Transfers and Exchanges of Beneficial Interests in Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary in accordance with the provisions of the Subordinated Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend applicable to such Restricted Global Note. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Security Registrar to effect the transfers described in this Section 205(b)(i).

(ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 205(b)(i), the transferor of such beneficial interest must deliver to the Security Registrar either (1) (A) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (B) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase, or (2) (A) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note of the same series in an amount equal to the beneficial interest to be transferred or exchanged and (B) instructions given by the Depositary to the Security Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in subclause (2)(A); provided that in no event shall Definitive Notes be issued other than upon the occurrence of any of the events in clauses (i), (ii) or (iii) of Section 205(a). Upon consummation of a Registered Exchange Offer by the Company in accordance with Section 205(f), the requirements of this Section 2.05(b)(ii) shall be deemed to have been satisfied upon receipt by the Security Registrar of the instructions contained in either the Letter of Transmittal delivered by the holder of such beneficial interests in the Restricted Global Notes or the applicable Agent’s Message.

(iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 205(b)(ii) hereof and the Security Registrar receives the following: (1) if the transferee will take delivery in the form of a beneficial interest in a 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications in item (1) thereof, and, if such beneficial interest is in a Regulation S Global Note, the transferee must deliver a certificate in the form of Exhibit C; or (2) if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications in item (2) thereof.

(iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 205(b)(ii) hereof and:

(1) such exchange or transfer is effected pursuant to the Registered Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be exchanged, in the case of an exchange, or the transferee, in the case of a transfer, makes the certifications in the applicable Letter of Transmittal or pursuant to the applicable Agent’s Message in accordance with the Registration Rights Agreement;

(2) such transfer is effected pursuant to a Shelf Registration Statement in accordance with the Registration Rights Agreement; or

(3) the Security Registrar receives the following: (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, the Security Registrar receives a certificate from such Holder substantially in the form of Exhibit D hereto, including the certifications in item (1)(a) thereof; or (B) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, the Security Registrar receives a certificate from such holder in the form of Exhibit B, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (3), if the Security Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Security Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend applicable to such Restricted Global Note are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to this subparagraph (iv) at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of a Company Order for the authentication of one or more Unrestricted Global Notes in accordance with Section 303 of the Base Indenture and Section 201(c) hereof, the Trustee shall authenticate such Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to this subparagraph (iv). Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

(i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon the occurrence of any of the events in clauses (i), (ii) or (iii) of Section 205(a) hereof and receipt by the Security Registrar of the following documentation:

(1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder substantially in the form of Exhibit D, including the certifications in item (2)(a) thereof;

(2) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B, including the certifications in item (1) thereof, and, if such beneficial interest is in a Regulation S Global Note, a certificate substantially in the form of Exhibit C;

(3) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B, including the certifications in item (2) thereof;

(4) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B, including the certifications in item (3)(a) thereof;

(5) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate substantially in the form of Exhibit B, including the certifications in item (3)(b) thereof; or

(6) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 205(g), and the Company shall execute and the Trustee shall authenticate and mail to the Person designated in the instructions a Definitive Note in the applicable principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 205(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Security Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall mail such Definitive Notes to the Persons in whose names such Subordinated Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 205(c)(i) shall bear the applicable Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only upon the occurrence of any of the events in clauses (i), (ii) or (iii) of Section 205(a) hereof and:

(1) such exchange or transfer is effected pursuant to the Registered Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be exchanged, in the case of an exchange, or the transferee, in the case of a transfer, makes the certifications in the applicable Letter of Transmittal or pursuant to the applicable Agent’s Message in accordance with the Registration Rights Agreement;

(2) such transfer is effected pursuant to a Shelf Registration Statement in accordance with the Registration Rights Agreement;

(3) the Security Registrar receives the following: (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit D, including the certifications in item (1)(b) thereof; or (B) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit B, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (3), if the Security Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Security Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend applicable to such Restricted Global Note are no longer required in order to maintain compliance with the Securities Act.

(iii) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon the occurrence of any of the events in clauses (i), (ii) or (iii) of Section 205(a) hereof and satisfaction of the conditions set forth in Section 205(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 205(h) hereof, and the Company shall execute and the Trustee shall authenticate and mail to the Person designated in the instructions a Definitive Note in the applicable principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 205(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Security Registrar through instructions from or through the Depositary and the Participant or Indirect Participant. The Trustee shall mail such Definitive Notes to the Persons in whose names such Subordinated Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 205(c)(iii) shall not bear any Private Placement Legend.

(iv) In connection with any proposed exchange from a beneficial interest in a Global Note to a Definitive Note, the Company or the Depositary shall provide or cause to be provided to the Trustee sufficient information (but only to the extent that the Company or Depositary has knowledge of such information) so as to allow the Trustee to comply with any applicable tax reporting obligations, including, without limitation, any cost basis reporting obligations under Section 6045 of the Code. The Trustee may rely on the information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

(i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Subordinated Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Security Registrar of the following documentation:

(1) if the Holder of such Restricted Definitive Note proposes to exchange such Subordinated Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder substantially in the form of Exhibit D, including the certifications in item (2)(b) thereof;

(2) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B, including the certifications in item (1) thereof, and, if such Restricted Definitive Note to be transferred bears the Regulation S Legend, a certificate substantially in the form of Exhibit C;

(3) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B, including the certifications in item (2) thereof;

(4) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B, including the certifications in item (3)(a) thereof;

(5) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate substantially in the form of Exhibit B, including the certifications in item (3)(b) thereof; or

(6) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B, including the certifications in item (3)(c) thereof;

the Trustee shall cancel the Restricted Definitive Note and increase or cause to be increased the aggregate principal amount of, in the case of clause (1) above, the applicable Restricted Global Note, in the case of clause (2) above, the applicable 144A Global Note, and in the case of clause (3) above, the applicable Regulation S Global Note.

(ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Subordinated Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if:

(1) such exchange or transfer is effected pursuant to the Registered Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be exchanged, in the case of an exchange, or the transferee, in the case of a transfer, makes the certifications in the applicable Letter of Transmittal or pursuant to the applicable Agent’s Message in accordance with the Registration Rights Agreement;

(2) such transfer is effected pursuant to a Shelf Registration Statement in accordance with the Registration Rights Agreement;

(3) the Security Registrar receives the following: (A) if the Holder of such Definitive Notes proposes to exchange such Subordinated Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit D, including the certifications in item (1)(c) thereof; or (B) if the Holder of such Definitive Notes proposes to transfer such Subordinated Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit B, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (3), if the Security Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Security Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend applicable to such Restricted Definitive Note are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of this Section 204(d)(ii), the Trustee shall cancel the Restricted Definitive Note and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Subordinated Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes. If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of a Company Order for the authentication of one or more Unrestricted Global Notes in accordance with Section 303 of the Base Indenture and Section 201(c) hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so exchanged or transferred.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 205(e) the Security Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Security Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Security Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 205(e):

(i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Security Registrar receives the following: (1) if the transfer will be made to a QIB in accordance with Rule 144A, then the transferor must deliver a certificate substantially in the form of Exhibit B, including the certifications in item (1) thereof, and, if such Restricted Definitive Note to be transferred bears the Regulation S Legend, a certificate substantially in the form of Exhibit C; (2) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications in item (2) thereof; or (3) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications required by item (3) thereof, if applicable.

(ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(1) such exchange or transfer is effected pursuant to the Registered Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be exchanged, in the case of an exchange, or the transferee, in the case of a transfer, makes the certifications in the applicable Letter of Transmittal or pursuant to the applicable Agent’s Message in accordance with the Registration Rights Agreement;

(2) such transfer is effected pursuant to a Shelf Registration Statement in accordance with the Registration Rights Agreement;

(3) the Security Registrar receives the following: (A) if the Holder of such Restricted Definitive Notes proposes to exchange such Subordinated Notes for an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit D, including the certifications in item (1)(d) thereof; or (B) if the Holder of such Restricted Definitive Notes proposes to transfer such Subordinated Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit B, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (3), if the Security Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Security Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend applicable to such Restricted Definitive Note are no longer required in order to maintain compliance with the Securities Act.

(iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Subordinated Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Security Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f) Registered Exchange Offer. Upon the occurrence of a Registered Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and the Trustee shall authenticate in accordance with Section 303 of the Base Indenture and Section 201(c) hereof (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that provide certifications in the applicable Letter of Transmittal or pursuant to the applicable Agent’s Message in accordance with the Registration Rights Agreement, and accepted for exchange in a Registered Exchange Offer and (ii) Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in a Registered Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the holders of Restricted Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.

(g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under the Subordinated Indenture unless specifically stated otherwise in the applicable provisions of the Subordinated Indenture:

(i) 144A Legend. Except as permitted by paragraph (iv) below, each 144A Global Note and each Definitive Note sold in reliance on Section 4(a)(2) of the Securities Act to QIBs (and all Subordinated Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF AN INTEREST IN THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF ANY INTEREST IN THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT, (A) UNTIL ONE YEAR (OR SUCH SHORTER PERIOD AS MAY BE PERMITTED UNDER RULE 144 UNDER THE SECURITIES ACT) AFTER FEBRUARY 11, 2021, SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (2) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) TO THE COMPANY OR ANY OF ITS AFFILIATES, (4) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OR (5) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, (B) IN CONNECTION WITH ANY OFFER, SALE OR TRANSFER PURSUANT TO (A)(2) OR (A)(5) ABOVE, SUBJECT TO THE RIGHT OF THE COMPANY AND TRUSTEE TO REQUEST IN ADVANCE OF ANY OFFER, SALE OR

OTHER TRANSFER, CERTIFICATIONS AND/OR OTHER INFORMATION, AND AN OPINION OF COUNSEL, IN EACH CASE SATISFACTORY TO THE COMPANY AND TRUSTEE AND (C) THE HOLDER OF AN INTEREST IN THE SECURITY EVEIDENCED HEREBY WILL, AND EACH SUBSEQUENT HOLDER OF SUCH AN INTEREST IS REQUIRED TO, NOTIFY ANY PURCHASER OF ANY INTEREST IN THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSES (A) AND (B) ABOVE.

THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER ONLY AT THE DIRECTION AND IN THE ABSOLUTE DISCRETION OF THE ISSUER AFTER THE RESALE RESTRICTION TERMINATION DATE.”

(ii) Regulation S Legend. Except as permitted by paragraph (iv) below, each Regulation S Global Note and each Definitive Note sold in reliance on Rule 903 (and all Subordinated Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION NOT SUBJECT TO REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR IN A TRANSACTION EXEMPT FROM OR OTHERWISE NOT SUBJECT TO SUCH REGISTRATION. THE HOLDER OF AN INTEREST IN THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT, UNTIL 40 DAYS BEGINNING ON AND INCLUDING THE LATER OF (I) THE DATE ON WHICH THE SECURITIES ARE OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) AND (II) FEBRUARY 11, 2021, SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A AND WHICH TAKES DELIVERY OF AN INTEREST IN THE RULE 144A GLOBAL NOTE (AS DEFINED IN THE FOURTEENTH SUPPLEMENTAL INDENTURE) AND WHICH HAS FURNISHED TO THE TRUSTEE OR ITS AGENT A CERTIFICATE REPRESENTING THAT THE TRANSFERREE IS PURCHASING AN INTEREST IN THE SUBORDINATED NOTES EVIDENCED HEREBY FOR ITS OWN ACCOUNT OR AN ACCOUNT WITH RESPECT TO WHICH IT EXERCISES SOLE INVESTMENT DISCRETION AND THAT IT AND ANY SUCH ACCOUNT IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) AND IS AWARE THAT THE SALE TO IT IS BEING MADE IN RELIANCE ON RULE 144A AND, IF APPLICABLE, ACKNOWLEDGING THAT IT HAS RECEIVED SUCH INFORMATION REGARDING THE COMPANY AS SUCH TRANSFEREE HAS REQUESTED PURSUANT TO RULE 144A OR HAS DETERMINED NOT TO REQUEST SUCH INFORMATION AND THAT IT IS AWARE THAT THE

TRANSFEROR IS RELYING UPON ITS FOREGOING REPRESENTATIONS IN ORDER TO CLAIM THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144A, (2) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) TO THE COMPANY OR ANY OF ITS AFFILIATES, (4) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OR (5) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THE FOREGOING LEGEND MAY BE REMOVED FROM THIS SECURITY AFTER 40 DAYS BEGINNING ON AND INCLUDING THE LATER OF (A) THE DATE ON WHICH THE SECURITIES ARE OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) AND (B) FEBRUARY 11, 2021.”

(iii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form (with appropriate changes in the last sentence if DTC is not the Depositary):

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE SUBORDINATED INDENTURE GOVERNING THIS SUBORDINATED NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 205(h) OF THE FOURTEENTH SUPPLEMENTAL INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 205(a) OF THE FOURTEENTH SUPPLEMENTAL INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 308 OF THE BASE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SUBORDINATED NOTES IN DEFINITIVE FORM, THIS SUBORDINATED NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(iv) Notwithstanding the foregoing (i) and (ii), any Global Note or Definitive Note issued pursuant to subparagraph (b)(iv), (c)(ii), (c)(iii), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) of this Section 205 (and all Subordinated Notes issued in exchange therefor or substitution thereof) shall not bear any Private Placement Legend.

(h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 308 of the Base Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i) General Provisions Relating to Transfers and Exchanges.

(i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of a Company Order for authentication thereof in accordance with Section 303 of the Base Indenture and Section 201(c) hereof or at the Security Registrar’s request.

(ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 304, 305, 306, 1106 and 1307 of the Base Indenture).

(iii) The Company shall not be required (1) to issue, to register the transfer of or to exchange any Subordinated Notes during a period beginning at the opening of business 15 days before the day of any selection of Subordinated Notes for redemption under Section 203 hereof and ending at the close of business on the day of selection or (2) to register the transfer of or to exchange a Subordinated Note between a Record Date (as defined in the Subordinated Notes) with respect to such Subordinated Note and the next succeeding Interest Payment Date with respect to such Subordinated Note.

(iv) Neither the Security Registrar nor the Company shall be required to register the transfer of or exchange any Subordinated Note selected for redemption in whole or in part.

(v) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under the Subordinated Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(vi) Prior to due presentment for the registration of a transfer of any Subordinated Note, the Trustee, any Paying Agent and the Company may deem and treat the Person in whose name any Subordinated Note is registered as the absolute owner of such Subordinated Note for the purpose of receiving payment of principal of, premium, if any, and interest on such Subordinated Notes and for all other purposes, and none of the Trustee, any Paying Agent or the Company shall be affected by notice to the contrary.

(vii) Upon surrender for registration of transfer of any Subordinated Note at the office or agency of the Company designated pursuant to Section 1202 of the Base Indenture, the Company shall execute, and the Trustee shall authenticate and mail, in the name of the designated transferee or transferees, one or more replacement Subordinated Notes of any authorized denomination or denominations of a like aggregate principal amount.

(viii) At the option of the Holder, Subordinated Notes may be exchanged for other Subordinated Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Subordinated Notes to be exchanged at such office or agency. Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the replacement Global Notes and Definitive Notes which the Holder making the exchange is entitled to in accordance with the provisions of Section 303 of the Base Indenture and Section 201(c) hereof.

(ix) All certifications, certificates and Opinions of Counsel required to be submitted to the Security Registrar pursuant to this Section 205 to effect a registration of transfer or exchange may be submitted by facsimile or e-mail.

(x) Neither the Trustee nor any Paying Agent shall have any responsibility or liability for any actions taken or not taken by the Depositary.

(xi) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Subordinated Indenture or under applicable law with respect to any transfer of any interest in any Subordinated Note other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, the Subordinated Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(xii) To the extent the Trustee reasonably requests such information, a Holder of Subordinated Notes proposing to exchange or transfer such Subordinated Notes shall provide or cause to be provided to the Trustee sufficient information (but only to the extent that such Holder has knowledge of such information) to allow the Trustee to comply with any applicable tax reporting obligations, including, without limitation, any cost basis reporting obligations under Section 6045 of the Code. The Trustee may rely on the information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

Section 206 Acceleration of Maturity.

The first paragraph of Section 502 of the Base Indenture shall be replaced in its entirety with the following:

“If an Event of Default with respect to Subordinated Debt Securities of any series at the time Outstanding occurs, the principal of all Outstanding Subordinated Debt Securities of such series, premium, if any, and any interest accrued thereon shall become due and payable immediately without any further action on the part of the Trustee or the Holders of such series of Subordinated Debt Securities. Upon payment of such amounts, all obligations of the Company in respect of the payment of principal of and interest on the Subordinated Debt Securities of such series shall terminate.”

Section 207 Supplemental Indentures Without Consent of Holders.

Section 1101 of the Base Indenture is amended to:

(i) Replace Section 1101(2) in its entirety with the following:

“(2) to add to the covenants of the Company, for the benefit of the Holders of all or any series of Subordinated Debt Securities (and, if such covenants are to be for the benefit of less than all such series, stating that such covenants are expressly being included solely for the benefit of such series), to surrender any right or power herein conferred upon the Company, or to provide for guarantees of the Subordinated Notes; or”

(ii) Replace Section 1101(10) in its entirety with the following:

“(10) to cure any ambiguity, to correct or supplement any provision herein that may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under the Subordinated Indenture, including, without limitation, to reflect the occurrence of a Benchmark Substitution Event (as defined in the form of Note attached as Exhibit A to the Fourteenth Supplemental Indenture) or the implementation of any Adjustments (as defined in the form of Note attached as Exhibit A to the Fourteenth Supplemental Indenture) following a Benchmark Substitution Event, provided such other provisions shall not adversely affect the interests of the Holders of Outstanding Subordinated Debt Securities of any series created prior to the execution of such supplemental indenture in any material respect; provided, further, that solely with respect to the making of other provisions (and, for the avoidance of doubt, excluding the curing of any ambiguity and the correcting or supplementing of any provision herein that may be defective or inconsistent with any other provision herein) pursuant to this Section 1101(10), the Trustee shall be entitled to receive and may conclusively rely on an Officer’s Certificate from the Company that any such other provision does not adversely affect the interests of the Holders of Outstanding Subordinated Debt Securities of any series created prior to the execution of such supplemental indenture in any material respect; or”; and

(iii) Add the following immediately after Section 1101(10):

“(11) to make any change that does not materially adversely affect the interests of the Holders of Outstanding Subordinated Debt Securities of any series; provided that solely with respect to this Section 1101(11), the Trustee shall be entitled to receive and may conclusively rely on an Officer’s Certificate from the Company that any such modification, amendment or supplement does not materially adversely affect the interests of any Holder of Outstanding Subordinated Debt Securities of any series; or

(12) to conform the terms of the Subordinated Debt Securities or this Subordinated Indenture with the description set forth in any offering memorandum or other similar document relating to such Subordinated Debt Securities.”

Section 208 Corporate Trust Office.

With respect to the Subordinated Notes, the principal corporate trust office of the Trustee named in the preamble of the Base Indenture as of the date of executed hereof is located at 240 Greenwich Street, New York, New York 10286.

Section 209 Notice of Defaults.

Section 602 of the Base Indenture is amended to delete the following:

“either (A) a Responsible Officer of the Trustee assigned to the Trustee’s Corporate Trust Administration Department shall have actual knowledge of such default or (B)”

Section 210 Registration Rights Agreement.

In addition to the rights set forth under the Indenture, under the Registration Rights Agreement, Holders of Subordinated Notes and owners of beneficial interests therein may be entitled to the benefits of certain provisions of the Registration Rights Agreement. By its acceptance of an interest in the Notes, each Holder or owner of a beneficial interest in a Subordinated Note is deemed to have acknowledged and agreed to be bound by the provisions of the Registration Rights Agreement. The Company will provide a copy of the Registration Rights Agreement to any such Holder.

ARTICLE III

MISCELLANEOUS

Section 301 Effect of Headings.

The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 302 Successors and Assigns.

All covenants and agreements in this Fourteenth Supplemental Indenture by the parties hereto shall bind their respective successors and assigns and inure to the benefit of their permitted successors and assigns, whether so expressed or not.

Section 303 Separability Clause.

In case any provision in this Fourteenth Supplemental Indenture or in the Subordinated Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 304 Governing Law.

This Fourteenth Supplemental Indenture and the Subordinated Notes shall be deemed to be contracts made and to be performed entirely in the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of said State without regard to the conflicts of law rules of said State.

Section 305 U.S.A. PATRIOT Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Fourteenth Supplemental Indenture agree that they will provide the Trustee with such information as the Trustee may request in order for the Trustee to satisfy the requirements of the U.S.A. PATRIOT Act.

Section 306 FATCA.

The Paying Agent and the Trustee shall be entitled to deduct or withhold from payments under this Fourteenth Supplemental Indenture to the extent necessary to comply with an agreement described in Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code and any regulations or agreements thereunder or official interpretations thereof

(“FATCA”). The Company hereby covenants that it will provide the Trustee and Paying Agent with sufficient information (but only to the extent that the Company has knowledge of such information) so as to enable the Trustee and Paying Agent to determine whether or not each of the Trustee and Paying Agent, respectively, is obliged, in respect of any payments to be made by it pursuant to this Fourteenth Supplemental Indenture, to make any withholding or deduction pursuant to an agreement described in Section 1471(b) of the Code, or otherwise imposed pursuant to Section 1471 through 1474 of the Code and any regulations, or agreements thereunder or official interpretations thereof or any intergovernmental agreement between the United States and another jurisdiction facilitating the implementation thereof (or any law implementing such an intergovernmental agreement).

Section 307 Electronic Communications.

The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Fourteenth Supplemental Indenture and the Base Indenture and delivered using Electronic Means; provided, however, that the Company shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. The Company understands and agrees that the Trustee cannot determine the identity of the actual sender of such Instructions and, if the Trustee believes in good faith that such Instructions are genuine and from the person purporting to be the sender of such Instructions, that the Trustee shall have the right to conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The Company shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Company and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction, unless such losses, costs or expenses were caused by the Trustee’s gross negligence, bad faith, fraud or willful misconduct. The Company agrees: (i) subject to the immediately preceding sentence, to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any material compromise or unauthorized use of the security procedures to be followed in connection with its transmission of Instructions.

“Electronic Means” shall mean the following communications methods: e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.

Section 308 Funds Held by the Trustee.

Funds held by the Trustee are to be held uninvested unless otherwise agreed in writing; provided that no such written agreement shall be required with respect to U.S. Government Obligations deposited with the Trustee in accordance with Article XIV of the Base Indenture.

* * * * *

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. As provided in the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), this instrument may be executed by facsimile signature or other electronic signature complying with such Act.

IN WITNESS WHEREOF, the parties hereto have caused this Fourteenth Supplemental Indenture to be duly executed as of the day and year first above written.

CITIZENS FINANCIAL GROUP, INC.

By:	/s/ David P. Russell
Name:	David P. Russell
Title:	Senior Vice President and Assistant Secretary

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Laurence J. O’Brien
Name:	Laurence J. O’Brien
Title:	Vice President

[Signature Page to the Fourteenth Supplemental Indenture]

EXHIBIT A

EACH PURCHASER OR HOLDER OF THIS SUBORDINATED NOTE OR ANY INTEREST HEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE OR HOLDING OF THE NOTES THAT (A) IT IS NOT A PLAN (INCLUDING A PENSION, PROFIT-SHARING OR OTHER EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), AND AN ENTITY SUCH AS A COLLECTIVE INVESTMENT FUND, A PARTNERSHIP, A SEPARATE ACCOUNT WHOSE UNDERLYING ASSETS INCLUDE THE ASSETS OF SUCH PLANS, AN INDIVIDUAL RETIREMENT ACCOUNT, A KEOGH PLAN FOR SELF-EMPLOYED INDIVIDUALS AND ANY OTHER PLAN THAT IS SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”)) AND ITS PURCHASE, HOLDING AND SUBSEQUENT DISPOSITION OF THE NOTES IS NOT MADE ON BEHALF OF OR WITH “PLAN ASSETS” OF ANY PLAN WITHIN THE MEANING OF U.S. DEPARTMENT OF LABOR REGULATION SECTION 2510.3-101 AS MODIFIED BY ERISA SECTION 3(42), OR (B) ITS PURCHASE, HOLDING AND SUBSEQUENT DISPOSITION OF THE NOTES WILL NOT RESULT IN A NONEXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE. IN ADDITION, EACH PURCHASER OR HOLDER OF THE NOTES OR ANY INTEREST THEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE OR HOLDING OF THE NOTES THAT SUCH PURCHASE, HOLDING AND SUBSEQUENT DISPOSITION IS NOT AND WILL NOT BE PROHIBITED UNDER SIMILAR RULES TO THE “PROHIBITED TRANSACTION” RULES OF ERISA OR SECTION 4975 OF THE CODE UNDER OTHER APPLICABLE LAWS OR REGULATIONS.

BY ITS ACCEPTANCE OF AN INTEREST IN THIS SUBORDINATED NOTE, EACH HOLDER OF THIS SUBORDINATED NOTE OR ANY INTEREST HEREIN IS DEEMED TO HAVE ACKNOWLEDGED AND AGREED TO BE BOUND BY THE PROVISIONS OF THE REGISTRATION RIGHTS AGREEMENT. THE COMPANY WILL PROVIDE A COPY OF THE REGISTRATION RIGHTS AGREEMENT TO A HOLDER OF THIS SUBORDINATED NOTE OR ANY INTEREST HEREIN WITHOUT CHARGE UPON WRITTEN REQUEST TO ITS PRINCIPAL PLACE OF BUSINESS.

[CUSIP]1

[ISIN]2

[RULE 144A] [REGULATION S] [GLOBAL] NOTE

representing up to

[1]	144A CUSIP: 174610BB0
Regulation S CUSIP: U1745PAH2
[2]	144A ISIN: US174610BB01
Regulation S ISIN: USU1745PAH20

$[                ]

4.350% Fixed Rate Reset Subordinated Notes due 2031

No.	$[ ]

Citizens Financial Group, Inc., a Delaware corporation, promises to pay to ________or registered assigns, the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto] [of _______ United States Dollars] on February 11, 2031.

Interest Payment Dates: Beginning on August 11, 2021, February 11 and August 11 of each year

Record Dates: January 27 and July 27

Additional provisions of this Subordinated Note are set forth on the other side of this Subordinated Note.

C-A-2

IN WITNESS HEREOF, the Company has caused this Subordinated Note to be duly executed.

Dated:

CITIZENS FINANCIAL GROUP, INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Subordinated Notes referred to in the within-mentioned Subordinated Indenture:

THE BANK OF NEW YORK MELLON, as Trustee

By:
Name:
Title:

Dated:

[Back of Subordinated Note]

4.350% Fixed Rate Reset Subordinated Notes due 2031

Capitalized terms used herein shall have the meanings assigned to them in the Subordinated Indenture referred to below unless otherwise indicated.

1. INTEREST. Citizens Financial Group, Inc., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Subordinated Note at a rate per annum equal to (a) from February 11, 2021 to, but excluding, February 11, 2026 (the “Reset Date”), 4.350% and (b) from and including the Reset Date to, but excluding February 11, 2031 (the “Maturity Date”), the Five-Year U.S. Treasury Rate as of the day falling two Business Days prior to the Reset Date (the “Reset Determination Date”) plus 2.5%, in each case, computed on the basis of a 360-day year comprised of twelve 30-day months. The Company will pay interest on this Subordinated Note (i) semi-annually in arrears on February 11 and August 11 of each year (each, an “Interest Payment Date”) or, if any such day is not a Business Day, on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date to the Holder of record of this Subordinated Note on the 15th day preceding the applicable Interest Payment Date with respect to such Interest Payment Date (each, a “Record Date”). Interest on this Subordinated Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including February 11, 2021; provided that the first Interest Payment Date shall be August 11, 2021.

The “Five-Year U.S. Treasury Rate” means, as of the Reset Determination Date, (i) the average of the yields on actively traded U.S. Treasury securities adjusted to constant maturity, for five-year maturities, for the five Business Days appearing (or, if fewer than five Business Days appear, such number of Business Days appearing) under the caption “Treasury Constant Maturities” in the most recently published H.15 as of 5:00 p.m. (Eastern Time) (the “Initial Base Rate”) or (ii) if there are no such published yields on actively traded U.S. Treasury securities adjusted to constant maturity, for five-year maturities, then the rate will be determined by interpolation between the average of the yields on actively traded U.S. Treasury securities adjusted to constant maturity for two series of actively traded U.S. Treasury securities, (A) one maturing as close as possible to, but earlier than, the Maturity Date, and (B) the other maturing as close as possible to, but later than, the Maturity Date, in each case for the five business days appearing (or, if fewer than five business days appear, such number of business days appearing) in the H.15 as of 5:00 p.m. (Eastern Time).

Notwithstanding the foregoing, if the Company, in its sole discretion, determines on or prior to the Reset Determination Date that the Five-Year U.S. Treasury Rate cannot be determined in the manner described in the immediately preceding paragraph (a “Benchmark Substitution Event”), the Company may, in its sole discretion, designate an unaffiliated agent or advisor (the “Designee”), to determine whether there is an industry-accepted successor rate to the Initial Base Rate. If the Designee determines that there is such an industry-accepted successor rate, then the “Five-Year U.S. Treasury Rate” shall be such successor rate and, in that case, the Designee may then determine and adjust the business day convention, the definition of business day and the Reset Determination Date to be used and any other relevant methodology for determining or otherwise calculating such successor rate, including any adjustment factor needed to make such successor rate comparable to the Initial Base Rate, in each case, in a manner that is consistent with industry-accepted practices for the use of such successor rate (the “Adjustments”). If the Company, in its sole discretion, does not designate a Designee or if the Designee determines that there is no industry-accepted successor rate to the Initial Base Rate, then the Five-Year U.S. Treasury Rate will be 0.424%.

For purposes of this Section 1, “Business Day” means any day that is not a Saturday, a Sunday, a legal holiday or a day on which banking institutions or trust companies in the City of New York are authorized or obligated by law to close.

“H.15” means the daily statistical release designated as such, or any successor publication, published by the Federal Reserve or any successor. The interest rate for this Subordinated Note following the Reset Date will be determined by the Calculation Agent (as defined below), as of the Reset Determination Date. The Calculation Agent’s determination of any interest rate this Subordinated Note will be final and binding in the absence of manifest error.

Unless this Subordinated Note is redeemed in whole on the Reset Date, the Company will appoint a calculation agent (the “Calculation Agent”) for this Subordinated Note prior to the Reset Determination Date. The Calculation Agent may be the Company or an affiliate thereof.

2. METHOD OF PAYMENT. The Company will pay interest on this Subordinated Note to the Person that is the registered Holder of this Subordinated Note at the close of business on the Record Date (whether or not a Business Day) next preceding the Interest Payment Date, even if this Subordinated Note is cancelled after such Record Date and on or before such Interest Payment Date, except as provided in Section 307 of the Base Indenture with respect to Defaulted Interest. Notwithstanding the foregoing, the interest payment at Maturity will be payable to the person to whom principal is payable. Payment of interest may be made by check mailed to the Holders at their addresses set forth in the Security Register of Holders; provided that (a) all payments of principal, premium, if any, and interest on, Subordinated Notes represented by Global Notes registered in the name of or held by DTC or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof or as may otherwise be in accordance with the Applicable Procedures of DTC and (b) all payments of principal, premium, if any, and interest with respect to certificated Subordinated Notes will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion). Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3. PAYING AGENT AND REGISTRAR. Initially, The Bank of New York Mellon, the Trustee under the Subordinated Indenture, will act as Paying Agent and Security Registrar. The Company may change any Paying Agent or Security Registrar without notice to the Holders. The Company or any of its Subsidiaries may act in any such capacity.

4. SUBORDINATED INDENTURE. The Company issued the Subordinated Notes under a Subordinated Indenture, dated as of September 28, 2012 (the “Base Indenture”), as amended and supplemented by an Fourteenth Supplemental Indenture, dated as of February 11, 2021 (the “Fourteenth Supplemental Indenture,” and the Base Indenture, as amended and supplemented, including by the Fourteenth Supplemental Indenture, the “Subordinated Indenture”), each between the Company and the Trustee. This Subordinated Note is one of a duly authorized issue of Subordinated Debt Securities of the Company designated as its “4.350% Fixed Rate Reset Subordinated Notes due 2031”. To the extent any provision of this Subordinated Note conflicts with the express provisions of the Subordinated Indenture, the provisions of the Subordinated Indenture shall govern and be controlling.

5. REDEMPTION. Except as described below, the Subordinated Notes shall not be redeemable at the Company’s option:

(a) Optional Redemption. The Company may, at its option, redeem the Subordinated Notes, (i) in whole but not in part, on the Reset Date; (ii) in whole or in part, at any time and from time to time on or after November 13, 2030; or (iii) in whole but not in part, at any time within 90 days following a Regulatory Capital Treatment Event. Any such redemption of the Subordinated Notes shall be subject to the Company obtaining the prior approval of the Appropriate Federal Banking Agency, if then required under capital rules applicable to the Company.

(b) Redemption Price. In the case of any redemption of the Subordinated Notes, the redemption price shall be equal to 100% of the Outstanding principal amount of the Subordinated Notes to be redeemed, plus any accrued and unpaid interest thereon to, but excluding, the Redemption Date (the “Redemption Price”). If the Redemption Price in respect of the Subordinated Notes is not paid on the Redemption Date, interest on the Outstanding principal amount of the Subordinated Notes will continue to accrue until the Redemption Price is actually paid or set aside for payment.

(c) Redemption Procedures. Except as modified by Section 203 of the Fourteenth Supplemental Indenture, any redemption of the Subordinated Notes under Section 203 of the Fourteenth Supplemental Indenture is subject to the terms and conditions of Article XIII of the Base Indenture.

6. MANDATORY REDEMPTION, SINKING FUND. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Subordinated Notes.

7. DEFEASANCE. The Subordinated Notes will be subject to defeasance and covenant defeasance pursuant to Article XIV of the Base Indenture.

8. DENOMINATIONS, TRANSFER, EXCHANGE. The Subordinated Notes are in registered form without coupons in a minimum denomination of $2,000 and authorized denominations of any integral multiples of $1,000 in excess thereof. The transfer of Subordinated Notes may be registered and Subordinated Notes may be exchanged as provided in the Subordinated Indenture. The Security Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Subordinated Indenture. The Company need not exchange or register the transfer of any Subordinated Note or portion of a Subordinated Note selected for redemption. Also, the Company need not exchange of register the transfer of any Subordinated Notes for a period of 15 days before a selection of Subordinated Notes to be redeemed.

9. PERSONS DEEMED OWNERS. The registered Holder of a Subordinated Note may be treated as its owner for all purposes.

10. AMENDMENT, SUPPLEMENT AND WAIVER. The Subordinated Indenture or the Subordinated Notes may be amended or supplemented as provided in the Subordinated Indenture.

11. DEFAULTS AND REMEDIES. The only Events of Default with respect to the Subordinated Notes are set forth in Article V of the Base Indenture. If an Event of Default with respect to the Subordinated Notes occurs, the principal of all Outstanding Subordinated Notes and any accrued and unpaid interest thereon shall become due and payable immediately without any further action on the part of the Trustee or the Holders. Holders may not enforce the Subordinated Indenture or the Subordinated Notes except as provided in the Subordinated Indenture. Subject to certain limitations, Holders of not less than a majority in principal amount of the Outstanding Subordinated Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Subordinated Notes notice of any default under the Subordinated Indenture (except a default relating to the payment of principal of, premium, if any, or interest on the Subordinated Notes) if it determines that withholding notice is in their interest. The Holders of not less than a majority in principal amount of the Outstanding Subordinated Notes may on behalf of the Holders of all of the Subordinated Notes waive any past default or its consequences under the Subordinated Indenture, except a default in payment of the principal of, premium, if any, or interest on, any of the Subordinated Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Subordinated Indenture, and the Company is required to give prompt written notice to the Trustee of any insolvency, bankruptcy, receivership, conservatorship, reorganization, readjustment of debt, marshaling of assets and liabilities or similar proceedings or any liquidation, dissolution or winding-up or relating to the Company as a whole, whether voluntary or involuntary, or of any default with respect to any Senior Indebtedness that would prevent the Trustee from making any payment in respect of the Subordinated Notes under Section 1501 of the Base Indenture.

12. AUTHENTICATION. This Subordinated Note shall not be entitled to any benefit under the Subordinated Indenture or be valid or obligatory for any purpose until authenticated by the Trustee in accordance with the Subordinated Indenture.

13. GOVERNING LAW. THE SUBORDINATED INDENTURE AND THIS SUBORDINATED NOTE SHALL BE DEEMED TO BE CONTRACTS MADE AND TO BE PERFORMED ENTIRELY IN THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE WITHOUT REGARD TO THE CONFLICTS OF LAW RULES OF SAID STATE.

14. CUSIP NUMBERS AND ISIN. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers and ISINs to be printed on the Subordinated Notes and the Trustee may use CUSIP numbers and ISINs in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Subordinated Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Holder upon written request and without charge a copy of the Subordinated Indenture. Requests may be made to the Company at the following address:

Citizens Financial Group, Inc.

600 Washington Boulevard

Stamford, CT 06901

Fax No.: 203-583-4937

Attention: Robin S. Elkowitz

ASSIGNMENT FORM

To assign this Subordinated Note, fill in the form below:

(Insert assignee’s legal name)

(Insert assignee’s social security or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint _______________________________________________________ to transfer this Subordinated Note on the books of the Company. The agent may substitute another to act for him.

Date: ______________________

Your Signature:
(Please sign exactly as your name appears on the face of this Subordinated Note)

Signature Guarantee*: _____________________________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial Outstanding principal amount of this Global Note is $[                ]. The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Custodian

*	This schedule should be included only if the Subordinated Note is issued in global form

.

EXHIBIT B

FORM OF TRANSFEROR CERTIFICATE OF TRANSFER

Citizens Financial Group, Inc.

600 Washington Boulevard

Stamford, CT 06901

The Bank of New York Mellon 240 Greenwich

Street New York, New York 10286

Re: 4.350% Fixed Rate Reset Subordinated Notes due 2031

Reference is hereby made to the Subordinated Indenture, dated as of September 28, 2012, as amended and supplemented by the Fourteenth Supplemental Indenture, dated as of February 11, 2021 (as so amended and supplemented, the “Subordinated Indenture”), between Citizens Financial Group, Inc. and The Bank of New York Mellon. Capitalized terms used but not defined herein shall have the meanings given to them in the Subordinated Indenture.

                    (the “Transferor”) owns and proposes to transfer the Subordinated Note[s] or interest in such Subordinated Note[s] specified in Annex A hereto, in the principal amount of $                 in such Subordinated Note[s] or interests (the “Transfer”),                 to (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE RELEVANT 144A GLOBAL NOTE OR RELEVANT DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A and, accordingly, the Transferor hereby further certifies that the interest in the Subordinated Note[s] is being transferred to a Person that the Transferor reasonably believes is purchasing such interest in the Subordinated Note[s] for its own account, or for an account with respect to which such Person exercises sole investment discretion, such Person and each such account is a “qualified institutional buyer” (as defined in Rule 144A), and such Person is aware that the sale to it is being made in reliance on Rule 144A.

2. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE RELEVANT REGULATION S GLOBAL NOTE OR RELEVANT DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 of Regulation S promulgated under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the applicable Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Subordinated Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Subordinated Indenture and the Securities Act.

3. [ ] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE RELEVANT DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)	[ ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act; or

(b)	[ ] such Transfer is being effected to the Company or a subsidiary thereof; or

(c)	[ ] such Transfer is being effected pursuant to an effective registration Statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

4. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

(a)

[ ] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 promulgated under the Securities Act and in compliance with the transfer restrictions contained in the Subordinated Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Subordinated Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Subordinated Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Subordinated Indenture.

(b)

[ ] CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 of Regulation S promulgated under the Securities Act and in compliance with the transfer restrictions contained in the Subordinated Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the

Subordinated Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Subordinated Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Subordinated Indenture.

(c)

[ ] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Subordinated Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Subordinated Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Subordinated Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Subordinated Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Date: ___________

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)	[ ] a beneficial interest in the:

(i)	[ ] 144A Global Note ([CUSIP: ]3), or

(ii)	[ ] Regulation S Global Note ([CUSIP: ]4), or

(b)	[ ] a Restricted Definitive Note.

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

(a)	[ ] a beneficial interest in the:

(i)	[ ] 144A Global Note ([CUSIP: ]1), or

(ii)	[ ] Regulation S Global Note ([CUSIP: ]2)or

(iii)	[ ] Unrestricted Global Note ([ ] [ ]); or

(b)	[ ] a Restricted Definitive Note; or

(c)	[ ] an Unrestricted Definitive Note, in accordance with the terms of the Subordinated Indenture.

[3]	144A Initial CUSIP: 174610BB0
[4]	Regulation S Initial CUSIP: U1745PAH2

EXHIBIT C

FORM OF TRANSFEREE CERTIFICATE OF TRANSFER

Citizens Financial Group, Inc.

600 Washington Boulevard

Stamford, CT 06901

The Bank of New York Mellon 240 Greenwich Street

New York, New York 10286

Re: 4.350% Fixed Rate Reset Subordinated Notes due 2031

Reference is hereby made to the Subordinated Indenture, dated as of September 28, 2012, as amended and supplemented by the Fourteenth Supplemental Indenture, dated as of February 11, 2021 (as so amended and supplemented, the “Subordinated Indenture”), between Citizens Financial Group, Inc. and The Bank of New York Mellon. Capitalized terms used but not defined herein shall have the meanings given to them in the Subordinated Indenture.

__________(the “Transferor”) owns and proposes to transfer the Subordinated Note[s] or interest in such Subordinated Note[s] specified in Annex A hereto, in the principal amount of $__________ in such Subordinated Note[s] or interests (the “Transfer”), to________ (the “Transferee”), as further specified in Annex A hereto.

In connection with the Transfer, the Transferee hereby certifies that: The Transfer is being effected pursuant to and in accordance with Rule 144A and, accordingly, the Transferee hereby certifies that the Transferee is purchasing an interest in the Subordinated Note[s] for its own account or an account with respect to which it exercise sole investment discretion and that it and any such account is a “qualified institutional buyer” (as defined in Rule 144A) and is aware that the sale to it is being made in reliance on Rule 144A. [Include if applicable under Rule 144A(d): The Transferee acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the Transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A.]

C-1

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferee]

By:
Name:
Title:

Date: ____________

C-2

EXHIBIT D

FORM OF CERTIFICATE OF EXCHANGE

Citizens Financial Group, Inc.

600 Washington Boulevard

Stamford, CT 06901

The Bank of New York Mellon

240 Greenwich Street

New York, New York 10286

Re: 4.350% Fixed Rate Reset Subordinated Notes due 2031

Reference is hereby made to the Subordinated Indenture, dated as of September 28, 2012, as amended and supplemented by the Fourteenth Supplemental Indenture, dated as of February 11, 2021 (as so amended and supplemented, the “Subordinated Indenture”), between Citizens Financial Group, Inc. and The Bank of New York Mellon. Capitalized terms used but not defined herein shall have the meanings given to them in the Subordinated Indenture.

________(the “Owner”) owns and proposes to exchange the Subordinated Note[s] or interest in such Subordinated Note[s] specified herein, in the principal amount of $_________in such Subordinated Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1) EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE OF THE SAME SERIES

a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OF THE SAME SERIES. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note of the same series in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Subordinated Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

b) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE OF THE SAME SERIES. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note of the same series, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Subordinated Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

c) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OF THE SAME SERIES. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note of the same series, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Subordinated Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

d) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE OF THE SAME SERIES. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note of the same series, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Subordinated Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2) EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OF THE SAME SERIES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES OF THE SAME SERIES

a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE OF THE SAME SERIES. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note of the same series with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Subordinated Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Subordinated Indenture and the Securities Act.

b) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE OF THE SAME SERIES. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] [ ] 144A Global Note [ ] Regulation S Global Note of the same series, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Subordinated Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Subordinated Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Date: _______________

D-4